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                                                                 EXHIBIT 23(iii)

                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]



                                   CONSENT OF
                        WACHTELL, LIPTON, ROSEN & KATZ

         We hereby consent to the reference to our firm under the headings "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" and "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus that is a part of the Registration Statement on Form S-4 of SPX Corporation filed with the Securities and Exchange Commission (the "Commission") on the date hereof. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                                                  Very truly yours,



                                                  /s/ WACHTELL, LIPTON, ROSEN
                                                       & KATZ


Dated: September 3, 1998